UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2006
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 411, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Executive Employment Agreements
     On May 12, 2006, the compensation committee of the board of directors of Clinical Data, Inc. (the “Company”) approved the terms of employment agreements with Drew J. Fromkin (the “Fromkin Agreement”), the newly appointed Chief Executive Officer and President of the Company, and with Caesar J. Belbel, the Company’s Executive Vice President and Chief Legal Officer (the “Belbel Agreement”), both effective May 12, 2006.
     The Fromkin Agreement provides for a minimum annual base salary of $400,000 and a potential annual bonus equal to up to 200% of Mr. Fromkin’s base salary based on whether Mr. Fromkin and the Company achieve certain goals, as determined by the board of directors. The Fromkin Agreement provides that Mr. Fromkin’s employment may be terminated with or without cause at any time by the Company, or by Mr. Fromkin for good reason (as defined in the Fromkin Agreement). If the Company terminates Mr. Fromkin’s employment without cause, or if Mr. Fromkin terminates his employment for good reason, the Company must pay him: (1) the amount of his then current base salary for the twelve months following the date of termination, (2) a pro-rated bonus amount for the year of his termination, and (3) all premiums for health and other benefits during the twelve month period following the date of termination. Additionally, if Mr. Fromkin’s employment is terminated without cause or by him for good reason, or if the Company experiences a change of control during his employment, all of Mr. Fromkin’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to the original term of the option (no more than 10 years). The Fromkin Agreement also contains certain non-competition and non-solicitation covenants applicable to Mr. Fromkin both during and following his employment with the Company.
     The Belbel Agreement provides for a minimum annual base salary of $260,000 and a potential annual bonus equal to up to 100% of Mr. Belbel’s base salary based on whether Mr. Belbel and the Company achieve certain goals, as determined by the board of directors. The Belbel Agreement provides that Mr. Belbel’s employment may be terminated with or without cause at any time by the Company, or by Mr. Belbel for good reason (as defined in the Belbel Agreement). If the Company terminates Mr. Belbel’s employment without cause, or if Mr. Belbel terminates his employment for good reason, the Company must pay him: (1) the amount of his then current base salary for the twelve months following the date of termination, (2) a pro-rated bonus amount for the year of his termination, and (3) all premiums for health and other benefits during the twelve month period following the date of termination. Additionally, if Mr. Belbel’s employment is terminated without cause or by him for good reason, or if the Company experiences a change of control during his employment, all of Mr. Belbel’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to 36 months following the date of termination. The Belbel Agreement also contains certain non-competition and non-solicitation covenants applicable to Mr. Belbel both during and following his employment with the Company.
     The preceding summaries of certain provisions of the Fromkin Agreement and the Belbel Agreement are each qualified in their entirety by reference to the Fromkin Agreement and the Belbel Agreement, copies of which the Company will file with its next periodic filing.

Stock Option Awards
     On May 12, 2006, the board of directors approved the grant of stock options to purchase shares of the Company’s common stock under its 2005 Equity Incentive Plan to certain of its executive officers and one of its directors in his capacity as a consultant to the Company. The stock options all have exercise prices of $18.55 per share and a term of 10 years. The stock options granted to Messrs. Fromkin and Belbel will be treated as incentive stock options to the extent permissible under applicable law. The stock options granted to Mr. Rakin shall be treated as non-qualified stock options. The following table sets forth information regarding the stock option grants to the persons indicated:

Number of Shares of Common Stock
Name	Subject to Stock Options
Drew J. Fromkin
Chief Executive Officer and President	304,515

Caesar J. Belbel
Executive Vice President, Chief Legal Officer, Secretary	60,000

Kevin Rakin
Consultant	70,000
     All options will have a 10-year term and will be subject to earlier termination upon the occurrence of certain events related to termination of employment. The option grant for Mr. Fromkin will vest as to one thirty-sixth (1/36) of the original grant amount at the end of each of the thirty-six months following the date of grant for a total of three-year vesting with any fractional shares vesting during the month in which they cumulate to whole share amounts. Additionally, the option grant for Mr. Belbel will vest as to one-third (1/3) of the total grant on each of the first, second and third anniversaries of the date of grant (for a three-year vesting term). Mr. Rakin’s option grant is fully vested as of the date of grant and is exercisable at any time during his service as a director of the Company and for five years following the termination of his service as a director of the Company. All options granted will become immediately exercisable upon a change of control of the Company.
Settlement Agreement
     As disclosed in its 10-Q filing for the period ended December 31, 2005, filed with the U.S. Securities and Exchange Commission on February 14, 2006, effective October 31, 2005, Kevin Rakin, a member of the Company’s board of directors, resigned as the President and Chief Executive Officer of Genaissance Pharmaceuticals, Inc. (“Genaissance”) a wholly-owned subsidiary of the Company. On May 12, 2006, the Company reached a settlement agreement with Mr. Rakin regarding amounts disputed by the Company that Mr. Rakin claimed were due under his employment agreement with Genaissance. In addition to standard terms governing the payment of insurance benefits for Mr. Rakin and a confidentiality provision, the Company and Mr. Rakin reached several financial provisions. Under the agreement, Mr. Rakin acknowledged the receipt of a one-time lump sum payment in the aggregate amount of $100,000 and the Company agreed to pay

Mr. Rakin an additional aggregate amount of $472,406.25. Additionally, the Company agreed to offset from the settlement payments the value of 2,500 shares of its common stock and the 1,250 warrants to purchase common stock that it issued to Mr. Rakin on or about November 17, 2005 (valued at the time of investment at $48,906.25).
     The Agreement also modified the terms of the existing at-will consulting arrangement between the Company and Mr. Rakin. The previous arrangement terminated effective April 15, 2006 and the parties agreed that Mr. Rakin should receive $10,000 for one-half month of his services in April 2006. The new consulting arrangement will continue through March 31, 2007 during which time Mr. Rakin will provide consulting services to the Company by mutual agreement between Mr. Rakin and the Company’s Chief Executive Officer on an as-needed basis, but in no event in excess of forty percent of Mr. Rakin’s full business time and effort per month, in exchange for the Company’s grant to Mr. Rakin of 70,000 fully vested non-qualified stock options to purchase shares of the Company’s common stock.
     The preceding summary of certain provisions of the settlement agreement with Mr. Rakin is qualified in its entirety by reference to the agreement, a copy of which the Company will file with its next periodic filing.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Executive Departures and Appointments
     On May 12, 2006, Israel M. Stein, M.D. notified the Company of his resignation as Chief Executive Officer and President (Principal Executive Officer) effective immediately. At a regularly-scheduled board of directors meeting on May 12, 2006, the board of directors appointed Drew J. Fromkin, the Company’s Executive Vice President and Chief Marketing Officer, as Dr. Stein’s permanent successor. Also on May 12, 2006, Mark D. Shooman notified the Company of his resignation as Chief Financial Officer (Principal Accounting Officer), effective as of May 31, 2006. The board of directors appointed Dr. Stein as interim-Chief Financial Officer (Principal Accounting Officer) effective on the date of Mr. Shooman’s departure from the Company. On May 15, 2006, the Company issued a press release announcing the appointment of Mr. Fromkin and the resignations of Dr. Stein and Mr. Shooman. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this current report.
     Mr. Fromkin, age 39, has more than 17 years of senior leadership experience in the health care industry in the areas of corporate development, strategic planning, and sales and marketing management. He was most recently president and CEO of DoctorQuality, Inc., a leading provider of patient safety products and information services that was acquired by Quantros.Inc. Previously, Mr. Fromkin held several senior management roles at emerging healthcare companies, including executive appointments as President and Chief Executive Officer of Endo Surgical Devices, Inc., where his achievements include developing a line of innovative surgical devices, securing funding for the company, and guiding that company to its first FDA approval. Mr. Fromkin also was Vice President, Business Development and before that, Vice President, Sales for Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co, Inc. In all of these roles, Mr. Fromkin successfully developed and negotiated complex transactions including major account sales, strategic alliances, joint ventures and acquisitions. Mr. Fromkin began his career in healthcare at Health Information Technologies.

     The terms of Mr. Fromkin’s employment agreement are incorporated by reference in their entirety into this item from Item 1.01 of this Current Report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press Release of the Company, dated May 15, 2006. Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: May 18, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated May 15, 2006. Filed herewith.